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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Wired Ventures, Inc. and Subsidiaries:

We consent to the use of our report dated February 26, 1999 on the consolidated financial statements of Wired Ventures, Inc. as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 included herein and to the references to our firm under the headings "Experts" and "Selected Historical Financial Data" in the proxy statement/prospectus.

                                          /s/ KPMG LLP

San Francisco, California

April 15, 1999